Exhibit 99.1

Foamix Reports First Quarter 2019 Financial Results and Provides Corporate Update

FDA Accepts NDA for FMX101, Sets October 20, 2019 as PDUFA Action Date
Conference Call Scheduled for Wednesday May 8th at 8:30am Eastern Time

Rehovot, Israel, and Bridgewater, NJ, May 7, 2019 – Foamix Pharmaceuticals Ltd. (NASDAQ: FOMX) (“Foamix Pharmaceuticals” or the “Company”), a clinical stage specialty pharmaceutical company focused on developing and commercializing proprietary topical therapies to address unmet needs in dermatology, today announced financial results for the first quarter ended March 31, 2019 and provided a corporate update.

“Foamix has achieved a number of important milestones so far in 2019,” said David Domzalski, CEO of Foamix. “The New Drug Application (NDA) for our most advanced candidate, FMX101 for acne, has been accepted for review by the FDA, putting us on track for our first potential approval in the U.S. in October this year. We are also on track to file our second NDA, for FMX103 in papulopustular rosacea, by mid-year.  Our pipeline is also advancing, and we are building our sales and marketing capabilities as we prepare to launch FMX101 early next year.”

First Quarter and Recent Corporate and Regulatory Update:

•
The U.S. Food & Drug Administration (FDA) accepted for review the NDA for FMX101.  Foamix is seeking approval of FMX101 for the treatment of inflammatory lesions of non-nodular moderate-to-severe acne vulgaris in patients nine years of age and older.

o	The FDA has set October 20th, 2019 as the Prescription Drug User Fee Act (PDUFA) action date.
•	Two posters featuring FMX101 have been accepted for presentation at the Annual Meeting of the Society for Investigative Dermatology to be held May 8-11, 2019, in Chicago:
o	The Impact of FMX101 on the Physical Properties of Human Sebum: Comparison of an Oil-Based Formulation vs an Oil-in-Water Emulsion
o	Assessing Bacterial Susceptibility of FMX101 4% Topical Minocycline Foam
•
Reported top-line results from study FX2016-13 which evaluated the long-term safety of FMX103 in moderate-to-severe papulopustular rosacea. This 40-week open-label safety study provided positive safety data with continuing development of efficacy beyond the initial 12 weeks of therapy. 81.6% of patients who completed the study achieved clear or almost clear skin at Week 52.

•	Announced, along with LEO Pharma A/S, the settlement of the Hatch-Waxman litigation with Perrigo, relating to Finacea® foam. Terms of the settlement were not disclosed.

Financial Results for the First Quarter Ended March 31, 2019

Revenues
Total revenues for the first quarter ended March 31, 2019 were $308 thousand, a $598 thousand, or 66% decrease, from the $906 thousand in total revenues recorded in the first quarter ended March 31, 2018, as a result of a decrease in the royalty payment from our partner LEO Pharma A/S for sales of Finacea® foam.

Research and Development Expenses
Research and development expenses for the first quarter ended March 31, 2019 were $10.8 million, a $12.0 million, or 52.6% decrease, compared to $22.8 million for the first quarter ended March 31, 2018. The decrease in research and development expenses resulted primarily from a decrease of $13.8 million in clinical trial costs due to the completion of the FMX101 and FMX103 clinical trials, offset by an increase of $1.2 million in payroll, payroll-related and consultant expenses.

Selling, General and Administrative Expenses
General and administrative expenses for the first quarter ended March 31, 2019 were $5.3 million, an increase of $1.5 million, or 39.4%, compared to $3.8 million for the first quarter ended March 31, 2018. The increase in selling, general and administrative expenses resulted primarily from an increase of $1.4 million in expenses mostly relating to pre-commercialization activities and market research.

Net Loss
Net loss for the first quarter ended March 31, 2019 was $15.2 million, or $0.28 per diluted share, compared to a net loss of $26.0 million, or $0.69 per diluted share, in the first quarter ended March 31, 2018, a decrease of $10.8 million, or 42%.

Cash & Cash Equivalents
At March 31, 2019, the Company had cash and cash equivalents of $82.9 million, compared to cash and cash equivalents of $99.4 million at December 31, 2018. The Company currently anticipates that its existing cash and investments we will be able to fund planned operating expenses and capital expenditure requirements through mid-2020.  These planned expenses include: (a) any pre-commercialization and launch preparations for FMX101, assuming the Company receives regulatory approval, (b) full development and filing of an NDA for FMX103, which the Company expects to submit in mid-2019 and (c) certain pipeline development activities.

Conference Call & Webcast
Wednesday, May 8th @ 8:30am Eastern Time

Toll Free: International: Conference ID: Webcast:	877-407-0784 201-689-8560 13689852 http://public.viavid.com/index.php?id=134118

A replay of the call will be archived on the Company’s website at www.foamix.com promptly after the conference call.

About Foamix
Foamix is a specialty pharmaceutical company focused on the development and commercialization of proprietary, innovative and differentiated topical drugs for dermatological therapy. Our leading clinical stage product candidates are FMX101, our novel minocycline foam being developed for the treatment of moderate-to-severe acne and FMX103, our novel minocycline foam being developed for the treatment of rosacea. We continue to pursue research & development of our proprietary, innovative topical technologies for the treatment of various skin conditions. We currently have development and license agreements relating to our technology with various pharmaceutical companies.

Foamix uses its website (www.Foamix.com) as a channel to distribute information about Foamix and its product candidates from time to time. Foamix may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Foamix’s website in addition to following its press releases, filings with the Securities & Exchange Commission, public conference calls, and webcasts.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the
Company’s expectations regarding its cash runway and expectations regarding future uses of cash; the review, potential regulatory approval and commercial launch of FMX101, including the potential timing of FDA review of the Company’s NDA seeking approval of FMX101; and statements regarding the regulatory submission and clinical development of the Company’s other product candidates including FMX103. All statements other than statements of historical facts are forward-looking statements. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, determination by the FDA that results from the Company’s clinical trials are not sufficient to support registration or marketing approval of its product candidates; the risk that its product candidates will not be successfully developed, approved or commercialized; unexpected delays in clinical trials or announcement of results; the Company’s ability to effectively and timely conduct clinical trials in light of excess costs or unfavorable results of clinical trials; additional competition in the dermatology markets; risks associated with denial of reimbursement by third party payors; expectations regarding the Company’s commercialization efforts and the sufficiency and availability of funding to support its business strategy and operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in its subsequent filings with the Securities and Exchange Commission. Although the Company believes these forward-looking statements are reasonable, they speak only as of the date of this release and it undertakes no obligation to update this information to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

Contact: Ilan Hadar, CFO Foamix Pharmaceuticals Ltd. +972-8-9316233 ilan.hadar@foamixpharma.com	U.S. Investor Relations Michael Rice LifeSci Advisors, LLC 646-597-6979 mrice@lifesciadvisors.com

FOAMIX PHARMACEUTICALS LTD.
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands)

	March 31,	December 31,
	2019	2018
A s s e t s
CURRENT ASSETS:
Cash and cash equivalents	$18,994	$27,868
Restricted cash	250	250
Short term bank deposits	24,155	24,047
Investment in marketable securities	39,122	46,669
Restricted investment in marketable securities	276	268
Accounts receivable:
Trade	1,168	1,066
Other	1,209	999
TOTAL CURRENT ASSETS	85,174	101,167

NON-CURRENT ASSETS:
Investment in marketable securities	-	150
Restricted investment in marketable securities	137	133
Property and equipment, net	2,297	2,235
Operating lease right of use assets	1,934	-
Other	17	46
TOTAL NON-CURRENT ASSETS	4,385	2,564

TOTAL ASSETS	$89,559	$103,731

Liabilities and shareholders’ equity
CURRENT LIABILITIES:
Accounts payable and accruals:
Trade	$5,657	$6,327
Operating lease liabilities	914	-
Other	2,859	4,141
TOTAL CURRENT LIABILITIES	9,430	10,468

LONG-TERM LIABILITIES:
Liability for employee severance benefits	397	367
Operating lease liabilities	1,023	-
Other liabilities	714	714
TOTAL LONG-TERM LIABILITIES	2,134	1,081
TOTAL LIABILITIES	11,564	11,549
COMMITMENTS
SHAREHOLDERS' EQUITY:
Ordinary Shares, NIS 0.16 par value - authorized: 90,000,000 Ordinary Shares as of March 31, 2019 and December 31, 2018; issued and outstanding: 54,419,323 and 54,351,140 Ordinary Shares as of March 31, 2019 and December 31, 2018, respectively	2,334	2,331
Additional paid-in capital	306,266	305,303
Accumulated deficit	(230,613)	(215,409)
Accumulated other comprehensive income (loss)	8	(43)
TOTAL SHAREHOLDERS' EQUITY	77,995	92,182
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$89,559	$103,731

FOAMIX PHARMACEUTICALS LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except per share data)

	Three months ended March 31,
	2019	2018

REVENUES	$308	$906
OPERATING EXPENSES:
Research and development	10,848	22,825
Selling, general and administrative	5,344	3,801
TOTAL OPERATING EXPENSES	16,192	26,626
OPERATING LOSS	15,884	25,720
FINANCE INCOME, net	(504)	(73)
LOSS BEFORE INCOME TAX	15,380	25,647
INCOME TAX	(176)	330
NET LOSS FOR THE YEAR	$15,204	$25,977

LOSS PER SHARE BASIC AND DILUTED	$0.28	$0.69

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE IN THOUSANDS	54,370	37,541